UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (International Country Code: 44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2007 R J Boat & Barge Company (“RJB”), Inc sold and conveyed a 79.5 acre plot of land in Kentucky (the “Land”) to The Four Rivers BioEnergy Company Inc (“4Rivers”), a wholly-owned subsidiary of Four Rivers BioEnergy Inc. (the “Company”)  (“The Real Estate Conveyance”).

The Land constitutes part of the entire 437 acres of land purchased by 4Rivers at that time and remains in the ownership of 4Rivers.

In partial consideration for the Real Estate Conveyance, 4Rivers issued a promissory note (the “Promissory Note”) in the amount of $600,000 to RJB on December 31, 2007, which became due for repayment on December 31, 2009.

4Rivers made a partial payment of $60,000 on December 30, 2009 but was unable to make full payment of the promissory note and has therefore been in default since then. On January 21, 2011, 4Rivers and the Company reached agreement with RJB whereby the terms of the Real Estate Conveyance were modified by way of an Addendum to the Real Estate Conveyance (the “Addendum”)

The following are the principal terms of the Addendum:

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4Rivers shall make (and has made) an immediate payment to RJB of $100,000 which shall be offset against the amount due under the Promissory Note, reducing the amount of the principal payable thereunder to $440,000.

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The maturity date of the Promissory Note shall be extended to June 30, 2011, although 4Rivers shall have the right to make partial or complete repayments of principal at any time before June 30, 2011 at its option and without further charge or penalty.

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Interest shall become payable, as would have been the case had RJB exercised its right to foreclose,  from the date of the Addendum on the remaining principal amount outstanding ($440,000) at the rate of 8% per annum, payable monthly starting on February 20, 2011.

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4Rivers shall make (and has made) an immediate payment of $25,000 to RJB as a fee for agreeing to restructure the Promissory Note.

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4Rivers has recognized RJB’s claim to be able to enforce a vendor’s lien over the Land for the amounts due under the Promissory Note.

4Rivers shall pay part of RJB’s legal costs incurred in connection with the default and Addendum in the amount of $10,000. This amount shall become payable when the principal amount is due to be repaid in full.

In the event that (a) 4Rivers does not honor its obligations under the Addendum to make the required payments to RJB and as a consequence RJB forecloses on its vendor’s lien and forces a judicial the sale of the Land; and (b) a shortfall arises between the amounts received on such sale and the total amounts due to RJB under the Promissory Note; the Company has agreed to guarantee payment of such shortfall, if any, to RJB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer